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

                                                                         NSAR ITEM 77O
                                                            VK Florida Municipal Opportunity Trust
                                                                      10f-3 Transactions

  UNDERWRITING #           UNDERWRITING            PURCHASED FROM     AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                         PURCHASED
         1        Virgin Island Public Financing    PaineWebber           1,000,000           0.335%          11/10/99
         2             Lee County FL Airport       Siebert: Hough           500,000           0.153%          03/02/00
                                                     1st Union
         3           Miami Beach FL Stormwater     William Hough            555,000            1.06%          10/30/00

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Underwriting Participants:
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

Underwriters for #1                    Underwriters for #2                   Underwriters for #3
-------------------                    -------------------                   -------------------
Morgan Stanley & Co. Incorporated      First Union Securities                Bear Stearns & Co. Inc.
Roosevelt & Cross                      William R. Hough & Company            Morgan Stanley
                                       Raymond James & Associates, Inc.      Ramirez & Co., Inc.
                                       Merchants Capital
                                       Morgan Stanley & Co. Incorporated
                                       Muriel Siebert & Co.


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